Exhibit 99.2

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

On October 3, 2022, Lumen Technologies, Inc. and certain of its wholly-owned subsidiaries (“Lumen” or “the Company”) sold its incumbent local exchange business (the “ILEC Business”) conducted within 20 Midwestern and Southeastern states (the “Divestiture”) to an affiliate of funds advised by Apollo Global Management, Inc. (“Apollo”). In exchange, Apollo paid Lumen $7.5 billion of consideration, which was reduced by approximately $0.4 billion of closing adjustments and partially paid through Apollo’s assumption of approximately $1.5 billion of Lumen’s long-term consolidated indebtedness, resulting in pre-tax cash proceeds of approximately $5.6 billion. This consideration is further subject to certain post-closing adjustments and indemnities set forth in the purchase agreement dated as of August 3, 2021 between Lumen and Apollo (the “Purchase Agreement), as amended and supplemented to date.

Since entering into the Purchase Agreement on August 3, 2021, Lumen has classified the assets and liabilities of the ILEC Business as being held for sale. The combined results of operations of the ILEC Business will no longer be included in Lumen’s consolidated results of operations beginning October 3, 2022.

The following unaudited pro forma condensed consolidated statements of income of Lumen for the year ended December 31, 2021, and for the six months ended June 30, 2022 are presented as if the Divestiture occurred as of January 1, 2021 and give effect to the elimination of the historical financial results of the ILEC Business due to the Divestiture, as well as other pro forma adjustments to reflect the impact of certain commercial agreements with Apollo or its affiliates entered into at the time of the Divestiture which will have a continuing impact on Lumen’s results, as described further below. The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2022 is presented as if the Divestiture had occurred as of June 30, 2022.

Lumen prepares its financial statements in accordance with U.S. Generally Accepted Accounting Principles. The following unaudited pro forma condensed consolidated financial statements are based on information currently available, including certain assumptions which are subject to change and certain estimates which may not be realized. They are intended for informational purposes only and are intended to represent what Lumen’s financial position and results of operations might have been had the Divestiture occurred on the dates indicated, but not to project Lumen’s financial position or results of operations for any future date or period.

The information in the “Lumen Historical” columns in the following unaudited pro forma condensed consolidated financial statements was derived from Lumen’s historical consolidated financial statements for the periods and as of the date presented and does not reflect any adjustments related to the Divestiture. In addition, neither Lumen’s historical consolidated financial statements nor the following unaudited pro forma condensed consolidated financial statements for the periods and as of the date presented include any adjustments to reflect Lumen’s sale of its Latin American business on August 1, 2022. The following unaudited pro forma condensed consolidated financial statements and their accompanying notes should be read in conjunction with the consolidated financial statements, their accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Lumen’s Annual Report on Form 10-K for the year ended December 31, 2021 and Lumen’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022.

The information in the “Removal of ILEC Business” columns in the following unaudited pro forma condensed consolidated financial statements:

•	reflects the elimination of the net assets and financial performance of the ILEC Business in accordance with rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)

•	does not reflect what the ILEC Business’ results of operations would have been on a standalone basis, and

•	is not intended to represent the ILEC Business’ future capitalization or results of operations.

The information in the “Pro Forma Adjustments” columns in the unaudited pro forma condensed consolidated financial statements reflects additional pro forma adjustments which have been made in accordance with SEC rules and are further described in the accompanying notes.

The unaudited pro forma condensed consolidated financial statements have not been adjusted to reflect Lumen’s potential dis-synergies that could result from the Divestiture and, in accordance with applicable SEC rules, do not reflect any nonrecurring transaction or separation expenses that the Company expects to incur after the Divestiture.

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2022

	Lumen Historical	Removal of ILEC Business	Pro Forma Adjustments		Lumen Pro Forma

	(In millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$360	—	5,311	[4,6]	5,671
Accounts receivable, net	1,460	—	—		1,460
Assets held for sale	9,089	(6,605)[12]	—		2,484
Other	881	—	—		881

Total current assets	11,790	(6,605)	5,311		10,496

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	40,740	—	—		40,740
Accumulated depreciation	(20,020)	—	—		(20,020)

Net property, plant and equipment	20,720	—	—		20,720

GOODWILL AND OTHER ASSETS
Goodwill	15,947	—	—		15,947
Other intangible assets, net	6,628	—	—		6,628
Other, net	2,590	—	—		2,590

Total goodwill and other assets	25,165	—	—		25,165

TOTAL ASSETS	$57,675	(6,605)	5,311		56,381

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$156	—	—		156
Accounts payable	1,053	—	—		1,053
Accrued expenses and other liabilities	1,698	—	—		1,698
Liabilities held for sale	2,249	(1,768)[9,12]	—		481
Current portion of deferred revenue	625	—	—		625

Total current liabilities	5,781	(1,768)	—		4,013

LONG-TERM DEBT	27,965	—	—		27,965
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	4,254	—	(737)[11]		3,517
Benefit plan obligations, net	3,553	—	(293)[6]		3,260
Other	3,903	—	931	[11]	4,834

Total deferred credits and other liabilities	11,710	—	(99)		11,611
STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—		—
Common stock	1,032	—	—		1,032
Additional paid-in capital	18,459	—	—		18,459
Accumulated other comprehensive loss	(2,217)	—	—		(2,217)
Accumulated deficit	(5,055)	(4,837)[8]	5,410	[8]	(4,482)

Total stockholders’ equity	12,219	(4,837)	5,410		12,792

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$57,675	(6,605)	5,311		56,381

See accompanying notes to the unaudited pro forma condensed consolidated financial information

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2022

	Lumen Historical	Removal of ILEC Business	Pro Forma Adjustments		Lumen Pro Forma

	(In millions, except per share amounts, and shares in thousands)
OPERATING REVENUE	$9,288	(1,066)	24	[1,2]	8,246

OPERATING EXPENSES
Cost of services and products (exclusive of depreciation and amortization)	4,043	(405)	90	[2]	3,728
Selling, general and administrative	1,615	(192)	(81)[6,7]		1,342
Depreciation and amortization	1,635	— [5]	—		1,635

Total operating expenses	7,293	(597)	9		6,705

OPERATING INCOME	1,995	(469)	15		1,541
OTHER (EXPENSE) INCOME
Interest expense	(689)	59 [10]	—		(630)
Other expense, net	(52)	(2)	(5)[1,6,7]		(59)

Total other expense, net	(741)	57	(5)		(689)

INCOME BEFORE INCOME TAX EXPENSE	1,254	(412)	10		852
Income tax expense	311	(102)	2	[3]	211

NET INCOME	$943	(310)	8		641

BASIC AND DILUTED EARNINGS PER COMMON SHARE
BASIC	$0.93	(0.31)	0.01		0.63
DILUTED	$0.93	(0.31)	0.01		0.63
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	1,010,686	—	—		1,010,686
DILUTED	1,015,917	—	—		1,015,917

See accompanying notes to the unaudited pro forma condensed consolidated financial information

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2021

	Lumen Historical	Removal of ILEC Business	Pro Forma Adjustments	Lumen Pro Forma

	(In millions, except per share amounts, and shares in thousands)
OPERATING REVENUE	$19,687	(2,447)	58 [1,2]	17,298

OPERATING EXPENSES
Cost of services and products (exclusive of depreciation and amortization)	8,488	(851)	180 [2]	7,817
Selling, general and administrative	2,895	(361)	(34)[6,7]	2,500
Depreciation and amortization	4,019	(305)[5]	—	3,714

Total operating expenses	15,402	(1,517)	146	14,031

OPERATING INCOME	4,285	(930)	(88)	3,267
OTHER (EXPENSE) INCOME
Interest expense	(1,522)	115 [10]	—	(1,407)
Other (expense) income, net	(62)	(2)	28 [1,6]	(36)

Total other expense, net	(1,584)	113	28	(1,443)

INCOME BEFORE INCOME TAX EXPENSE	2,701	(817)	(60)	1,824
Income tax expense	668	(202)	(15)[3]	451

NET INCOME	$2,033	(615)	(45)	1,373

BASIC AND DILUTED EARNINGS PER COMMON SHARE
BASIC	$1.92	(0.58)	(0.04)	1.30
DILUTED	$1.91	(0.58)	(0.04)	1.29
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	1,059,541	—	—	1,059,541
DILUTED	1,066,778	—	—	1,066,778

See accompanying notes to the unaudited pro forma condensed consolidated financial information

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC on the basis described under the heading “–Introduction.”

Adjustments

Note (1) These adjustments reflect an estimate of the fees Lumen would have received from Apollo during the applicable period for providing transition services to Apollo in accordance with a Transition Services Agreement between the parties (the “TSA”), estimated to be approximately $32 million for the six months ended June 30, 2022 and $101 million for the year ended December 31, 2021, with a portion of these fees recognized in other income and a portion as operating revenue, based on the service provided. Under the TSA, Lumen actually began providing transition services upon the October 3, 2022 completion date of the Divestiture. These transition services are expected to have a recurring impact and are provided for the sole purpose of supporting the operations of the ILEC Business after the Divestiture. The term of services to be provided under the TSA is an average of 17 months, subject to Apollo’s right to extend the term of certain services for up to six months and to terminate early the term of any service.

Note (2) These adjustments reflect an estimate of the aggregate impact of commercial agreements of approximately $14 million of additional operating revenue and $90 million of additional operating expense for the six months ended June 30, 2022 and $28 million of additional operating revenue and $180 million of additional operating expense for the year ended December 31, 2021 that would have been realized during the applicable period under the following agreements between Lumen and its affiliates, on the one hand, and Apollo and its affiliates, on the other hand:

•

a Master Services Agreement, pursuant to which a Lumen subsidiary will provide various communications services to Apollo and its affiliates for ten years unless extended or unless the agreement or specific services provided thereunder are terminated earlier,

•

a Network Services Agreement, pursuant to which an affiliate of Apollo will provide various network services to a Lumen subsidiary for ten years unless extended, subject to certain pricing adjustment provisions,

•

a Colocation Services Agreement, pursuant to which an affiliate of Apollo will provide access to space and power to a Lumen subsidiary with respect to certain of its equipment for five years unless extended,

•	Dark Fiber Agreements, pursuant to which each party will grant to the other the right to use certain inactivated fiber optic cable for five years unless extended.

Note (3) These adjustments represent an estimate of the tax impact of the Divestiture and the transactions between the parties under the agreements summarized in Notes (1) and (2), as well as all other pro forma adjustments noted within. In determining the tax rate to apply to these pro forma adjustments, the Company used the blended statutory income tax rates in effect for the periods presented, which was 24.8% for the six months ended June 30, 2022 and 24.7% for the year ended December 31, 2021.

Note (4) This adjustment represents the pre-tax cash proceeds of $5.6 billion received from Apollo in connection with the Divestiture. This amount is subject to post-closing adjustments.

Note (5) This adjustment represents the removal of depreciation and amortization that was recognized in the periods presented prior to the designation of the divested assets associated with the ILEC Business as held for sale on August 3, 2021. Effective with the designation of the disposal group as held for sale on August 3, 2021, Lumen suspended recording depreciation of property, plant and equipment and amortization of finite-lived intangible assets and right-of-use assets while these assets were classified as held for sale. As such, $305 million of depreciation and amortization was recognized for the year ended December 31, 2021, and no depreciation and amortization was recognized for the six months ended June 30, 2022. Absent this suspension, we estimate that we would have recorded an additional $236 million and $210 million of depreciation, intangible amortization, and amortization of right-of-use assets for the six months ended June 30, 2022 and the year ended December 31, 2021.

Note (6) This adjustment represents the elimination of additional costs or income and related net pension and post-retirement benefits plan liability changes due to the transfer of certain pension assets and obligations to Apollo in connection with the Divestiture. Lumen’s pension obligation has been reduced, along with a corresponding reduction of cash, by $319 million to reflect the full funding of the pension obligation as required under the Purchase Agreement. Lumen’s post-retirement benefits plan liability has been adjusted by $26 million to reflect the final valuation of the post-retirement benefits plan liability as required under the Purchase Agreement and as part of the closing adjustments. For the six months ended June 30, 2022, this adjustment is $6 million of related selling, general and administrative expense and $6 million of expense within other expense, net. For the year ended December 31, 2021, this adjustment is $9 million of related selling, general and administrative expense and $43 million of income within other (expense) income, net.

Note (7) This adjustment represents the removal of certain historical transaction and separation costs and income from transition and separation services provided in connection with the Divestiture, incurred and earned prior to the closing of the Divestiture and included in the historical consolidated statements of operations of Lumen during the periods presented, which have been removed as they will not have a continuing impact on Lumen. As of the six months ended June 30, 2022, this adjustment is $75 million of related selling, general and administrative expense and $33 million of income within other expense, net. As of the year ended December 31, 2021, this adjustment is $25 million of related selling, general and administrative expense and no income within other (expense) income, net.

Note (8) The adjustments to accumulated deficit approximate the gain that the Company expects to record in connection with the Divestiture, which has been reduced by the estimated tax consequences of $194 million, as described in Note (11). The adjustments to the unaudited pro forma condensed consolidated statements of operations do not reflect this anticipated gain on sale as this is considered one-time in nature and not indicative of ongoing operations.

Note (9) This adjustment reflects the elimination of long-term debt due to Apollo’s assumption of the $1.5 billion of Lumen’s long-term consolidated indebtedness in connection with the Divestiture. Long-term debt, net of discounts, within liabilities held for sale includes $1.4 billion of Embarq Corporation 7.995% Senior Notes due 2036, $115 million of related unamortized discounts and $73 million of long-term finance lease obligations.

Note (10) This adjustment includes the elimination of interest expense for the periods presented related to Apollo’s assumption of the Embarq Corporation Senior Notes, as discussed in Note (9).

Note (11) This adjustment represents the tax consequences of settling the deferred tax liability related to the ILEC Business, including the utilization of existing net operating losses in connection with the Divestiture, and the tax consequences of the estimated book gain.

Note (12) Assets and Liabilities Held For Sale

In the accompanying Lumen Historical balance sheet as of June 30, 2022, the assets and liabilities of our ILEC Business have been classified as held for sale and have been measured at the lower of (i) the carrying value when we classified the ILEC Business as held for sale and (ii) the fair value of the ILEC Business, less costs to sell.

The principal components of the held for sale assets and liabilities of the ILEC Business as of June 30, 2022 were as follows:

June 30, 2022 (in millions)
Assets of the ILEC Business held for sale
Cash and cash equivalents	$—
Accounts receivable, net	197
Other current assets	42
Property, plant and equipment, net accumulated depreciation of $8,251	3,582
Goodwill	2,581
Other intangible assets, net	158
Other non-current assets	45

Total assets held for sale	$6,605

Liabilities of the ILEC Business held for sale
Accounts payable	$56
Salaries and benefits	21
Income and other taxes	29
Interest	10
Current portion of deferred revenue	81
Other current liabilities	26
Long-term debt, net of discounts	1,395
Pension and other post-retirement benefits	56
Other non-current liabilities	94

Total liabilities held for sale	$1,768